Exhibit 99.1

New Patent for Know Labs Marks Latest Step toward Commercial Launch of Bio-RFIDTM
Non-Invasive Medical Diagnostic Technology

SEATTLE – July 14, 2021 – Know Labs, Inc. (OTCQB: KNWN), an emerging leader in non-invasive medical diagnostics, announced it has been granted another foundational patent for its Bio-RFIDTM technology. This new patent brings Know Labs portfolio to 23 issued and 34 pending patents, enhances the company’s technological leadership position and brings Know Labs one step closer to FDA submission and commercial launch.

“Our technology platform has the potential to disrupt the medical diagnostic industry because of its unique ability to detect and measure analytes such as glucose using radio frequency spectroscopy. Our innovative approach and the technology behind it have tremendous long-term value, which we are protecting through a disciplined intellectual property strategy,” said Ron Erickson, Know Labs Founder and Chairman. “We expect to receive other critical patents soon, which, combined with our current portfolio, support our path to commercial launch.”

U.S. Patent No. 11,058,331 was issued by the United States Patent and Trademark Office and is titled “Analyte Sensor and System with Multiple Detector Elements that can Transmit or Receive.” The patent relates to the technology that allows the implementation of radio frequency scans using different combinations of antennas to improve the detection capabilities of the Bio-RFID sensors in non-invasively measuring and identifying analytes, including glucose.

“This patent covers how the antennas used by the Bio-RFID technology platform could be arranged, which will be critical for building a variety of medical devices focused on other analytes,” said Phil Bosua, Bio-RFID inventor and Know Labs CEO. “Our current focus is on launching what we believe will be the world’s first non-invasive glucose monitoring device. This foundational patent protects the broad application of Bio-RFID and is another important milestone toward a revolution in medical diagnostic technology.”

Know Labs will continue to provide updates on its intellectual property portfolio as patents are issued, along with progress toward FDA clinical trials of its non-invasive glucose monitor.

About Know Labs, Inc.

Know Labs, Inc. is a public company whose shares trade under the stock symbol “KNWN.” The Company’s technology uses spectroscopy to direct electromagnetic energy through a substance or material to capture a unique molecular signature. The Company refers to its technology as Bio-RFID™. The Bio-RFID technology can be integrated into a variety of wearable, mobile, or bench-top form factors. This patented and patent-pending technology makes it possible to effectively conduct analyses that could only previously be performed by invasive and/or expensive and time-consuming lab-based tests. The first application of our Bio-RFID technology will be in a product marketed as a glucose monitor. It will provide the user with real-time information on their blood glucose levels. This product will require US Food and Drug Administration approval prior to its introduction to the market.

Safe Harbor Statement

This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Know Labs, Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy; and (iv) performance of products. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Know Labs, Inc.’s ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors.  These risks and uncertainties also include such additional risk factors as are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2020, Forms 10-Q and 8-K, and in other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Relations section of our website at www.knowlabs.co. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

Know Labs, Inc. Contact:

Jordyn (Theisen) Hujar

jordyn@knowlabs.co

Ph. (206) 629-6414